Exhibit 99.3

GIBRALTAR FINANCIAL CORPORATION

* DETACH PROXY CARD HERE *

1. Agreement and Plan of Merger. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of April 18, 2005, by and between the Gibraltar Financial Corporation (“Gibraltar Financial”) and Boston Private Financial Holdings, Inc., a Massachusetts corporation (“Boston Private”), as it may be amended from time to time, which provides for, among other things, the merger of Gibraltar Financial into Boston Private.

FOR

AGAINST

ABSTAIN

2. Adjournment of the Special Meeting. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve proposal (1).

FOR

AGAINST

ABSTAIN

3. Other Business. To consider and act upon such other business and matters or proposals as may properly come before the Special Meeting or any adjournment or postponement of that meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

Please date this proxy and sign your name as it appears on your stock certificate. Where there is more than one holder, each should sign. When signing as an attorney, executor, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

Dated:                                                                                                                                                                                                                  , 2003

(Signature of Shareholder)

(Signature of Shareholder)

Please Detach Here

* You Must Detach This Portion of the Proxy Card *

Before Returning it in the Enclosed Envelope

* DETACH PROXY CARD HERE *

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

OF GIBRALTAR FINANCIAL CORPORATION

FOR A SPECIAL MEETING OF SHAREHOLDERS

AUGUST 16, 2005

The undersigned shareholder(s) of Gibraltar Financial Corporation (“Gibraltar Financial”) hereby nominates, constitutes and appoints Steven D. Hayworth and Antoine P. Caron, and each of them, with full power of substitution, the attorney, agent and proxy (the “Proxies”) of the undersigned to represent and to vote all shares of the common stock, par value $0.01 per share, of Gibraltar Financial held of record by the undersigned as of the close of business on July 8, 2005, at the Special Meeting of Shareholders of Gibraltar Financial (the “Special Meeting”) to be held at Gibraltar Financial Corporation, 220 Alhambra Circle, Eighth Floor, Coral Gables, Florida 33134 on Tuesday, August 16, 2005 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned shareholder hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement and Prospectus.

This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. The Board of Directors recommends a vote “FOR” proposals 1 and 2. This proxy confers authority to and shall be voted “FOR” proposals 1 and 2 unless “AGAINST” or “ABSTAIN” is indicated, in which case the proxy shall be voted as indicated. If a shareholder signs and returns this proxy, but does not indicate thereon the manner in which he or she wishes his or her shares to be voted with respect to the proposal described herein, then this proxy will be voted “FOR” such proposal. If any other business is presented at the Special Meeting, the Proxies, in their discretion, are each authorized to vote upon any other matters that may properly come before the Special Meeting and at any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

SEE REVERSE SIDE